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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                    07/18/01
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

WASHINGTON                          1-6563                      91-00742146
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

     SAFECO Plaza, Seattle, Washington                          98185
   (Address of principal executive officers)                  (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)

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                              Item 5. Other Events





                            SAFECO Reduces Expenses,
                Takes Disciplined Actions to Return to Excellence
SEATTLE -- (July 18, 2001) -- SAFECO (NASDAQ: SAFC) today announced that it is cutting annual expenses and taking a series of actions to rapidly return the company to excellence. These include:

o Reducing employment by 10 percent, or 1,200 positions, by the end of 2003 with half of the reductions occurring this year;
o        Aggressively managing its homeowners insurance line to profitability;
o Reorganizing its Property & Casualty business unit and providing full profit-and-loss responsibility to Michael LaRocco, the newly appointed president and chief operating officer of personal insurance lines, and Dale Lauer, president and chief operating officer of business insurance; and
o Increasing marketing support for SAFECO's nationwide network of independent insurance agents.

"Since coming here, I've talked about four things -- urgently returning our core lines to profit, making SAFECO a leader in managing expenses, strengthening our balance sheet, and investing in our people," said Mike McGavick, who joined SAFECO in late January as president and CEO. "Today, we're taking significant actions in several of these areas."

Expense Reduction
-----------------

SAFECO will trim staff by 600 positions this year -- with 250 positions being reduced at corporate headquarters in Seattle.

Another 600 positions will be eliminated through 2003 as SAFECO automates underwriting operations, streamlines various operations, and consolidates its regional offices into five locations -- Atlanta, Dallas, Indianapolis, Seattle and Fountain Valley in Southern California.

Existing offices in Chicago; Cincinnati; Denver; Hartford, Conn.; Pleasant Hill, Calif.; Portland, Ore.; Spokane, Wash.; and St. Louis will continue to operate with reduced staffs, focusing exclusively on supporting the sales efforts of insurance agents and managing customer claims.

The 1,200 total job reductions include positions associated with the previously announced decision to consolidate SAFECO's two commercial insurance operations. "Every person at SAFECO is saddened by the decision to disrupt the lives of so many co-workers and their families," McGavick said. "Still, we know we must take action now to get back to being a top-performing company where talented people build long careers and make a difference."

These actions -- combined with previously announced plans to consolidate the company's commercial insurance lines -- will reduce SAFECO's annual operating expenses by approximately $100 million.

Restructuring charges associated with today's development will total $60 million through 2003. This will include a pretax charge against earnings in the third quarter this year of approximately $40 million -- or $0.20 per diluted share after tax.

Returning Core Lines to Profit
------------------------------

SAFECO has just completed an intensive review of its homeowners insurance line. "We've decided not to formally exit the homeowners business in any state, but we will price our product to earn a fair return," McGavick said.

"We also will make changes to our forms and coverage to eliminate or contain some of the losses which have been plaguing us in recent years. This will make us more competitive with the market," he added. "We recognize that this will result in us having less business -- perhaps much less -- in some states, and that's OK with us. We'll let the market decide if it will support a product that is priced fairly for both the provider and the consumer. Markets that cannot support such a response will be exited in the future."

In addition, SAFECO is changing its overall approach to underwriting. "We believe there is a tremendous opportunity in blending the strengths of multi-tiered, heavily mathematical models, generally pioneered by the direct-writers, with the agent insight model we have been so good at," McGavick said. "Taken together, we believe we can be the strongest underwriters in the business."

Investing in People
-------------------

"One of the most important investments we can make is in providing great leadership," McGavick said. "With our announcements this week, we've done that."

On Monday, SAFECO named Michael LaRocco as president and chief operating officer of its personal insurance lines. Today, LaRocco and Dale Lauer -- president and chief operating officer of business insurance lines -- were given full profit-and-loss responsibility for the SAFECO Property & Casualty companies -- a business segment with annual revenues in excess of $4 billion.

"While we're streamlining our regional structure, we are beefing up our marketing force in the field by 15 percent, and investing in increased training for them," McGavick said. "This is an investment in enhancing our support for independent agents who sell our products."

Acknowledging that SAFECO is implementing a lot of changes today, McGavick said, "The entire management team has tremendous faith in the ability of SAFECO people to successfully execute these plans. These actions are designed to make SAFECO more focused, more disciplined and consistently successful over the long run."

Forward-looking information is subject to risk and uncertainty

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of SAFECO's business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

o        SAFECO's ability to sell SAFECO Credit Company, Inc.;
o SAFECO's ability to obtain rate increases and non-renew underpriced insurance accounts;
o        Achievement of SAFECO's premium targets and profitability;
o        Decrease in large-commercial premium volume;
o Achievement of expense savings from consolidation of commercial operations;
o        Achievement of SAFECO's expense reduction goals;
o        Realization of growth and business retention estimates;
o        Changes in the nature of the property and casualty book of business;
o        Driving patterns;
o        Changes in competition and pricing environments;
o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;
o        The occurrence of significant natural disasters, including earthquakes;
o        The development of major Year 2000 related claims or liabilities;
o        The adequacy of loss reserves;
o        The availability and pricing of reinsurance;
o        Court decisions and trends in litigation;
o        Legislative and regulatory developments;
o        Rating agency actions;
o        Availability of bank credit facilities;
o        Fluctuations in interest rates;
o        Performance of financial markets; and
o        General economic and market conditions.

In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, SAFECO's achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the Corporation's efforts to restore earnings in the property and casualty lines.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SAFECO CORPORATION
Dated: July 18, 2001                               By: /s/ H. Paul Lowber
                                                  ------------------------------
                                                  H. Paul Lowber
                                                  Vice President, Controller and
                                                  Chief Accounting Officer